EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER 2020
OPERATING AND FINANCIAL RESULTS

EL DORADO, Arkansas, May 6, 2020 - Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2020, including a net loss attributable to Murphy of $416 million, or $2.71 net loss per diluted share. Adjusted net loss, which excludes discontinued operations and other one-off items, was $46 million, or $0.30 per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Significant items include:

•	Delivered first quarter production of 186 thousand barrels of oil equivalent per day (MBOEPD), comprised of more than 110 thousand barrels of oil per day (MBOPD) and 66 percent liquids

•	Received $42 million of cash crude oil hedge settlements for the quarter and recorded a $358 million non-cash mark-to-market gain on crude oil contracts

•
Reduced cash flow volatility by entering into additional crude oil hedges of 20 MBOPD for May and June 2020 at an average price of $26.45 per barrel. Overall for full year 2020, Murphy will have an average of 48 MBOPD hedged at an average price of $54.35 per barrel

•	Recorded $968 million non-cash impairment charge due to low commodity prices in first quarter 2020

•	Lowered planned capital expenditures further to a midpoint of $740 million, representing approximately a 50 percent reduction from the original 2020 capital budget

•	Announced the closure of corporate headquarters in El Dorado, Arkansas and office in Calgary, Alberta

•	Targeted $30 to $40 million reduction in operating expenses and approximately $50 million in cash G&A and related expenses in 2020

•	Decreased quarterly dividend by 50 percent to $0.50 per share annualized

FIRST QUARTER 2020 FINANCIAL RESULTS
The company recorded a net loss, attributable to Murphy, of $416 million, or $2.71 net loss per diluted share, for the first quarter 2020. Adjusted net loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $46 million, or $0.30 per diluted share for the same period. The adjusted loss from continuing operations excludes the following after-tax items: a $693 million non-cash impairment of certain Gulf of Mexico and other foreign properties, a $283 million mark-to-market non-cash gain on crude oil derivatives and a $47 million mark-to-market non-cash gain on liabilities associated with future contingent consideration. Details for first quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $287 million, or nearly $17 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $307 million, or nearly $18 per BOE sold. Details for first quarter adjusted EBITDA and EBITDAX reconciliations can be found in the attached schedules.
First quarter production averaged 186 thousand barrels of oil equivalent per day (MBOEPD) with 59 percent oil and 66 percent liquids. Details for first quarter production can be found in the attached schedules.
PROTECTING THE COMPANY’S STRONG FINANCIAL POSITION
At the end of first quarter 2020, Murphy had outstanding debt of $2.8 billion in long-term, fixed-rate notes and $170 million drawn under its $1.6 billion senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 7.5 years and a weighted average coupon of 5.8 percent.
As of March 31, 2020, Murphy had approximately $1.8 billion of liquidity, comprised of $1.4 billion undrawn under the $1.6 billion senior unsecured credit facility and approximately $408 million of cash and cash equivalents.
“We remain focused on protecting our balance sheet and liquidity through this unstable market while maintaining future flexibility through our long-dated debt maturity profile, with the first tranche not due until mid-2022,” said Roger W. Jenkins, President and Chief Executive Officer.

COMMODITY HEDGE POSITIONS MITIGATE CASH FLOW VOLATILITY
The company employs derivative commodity instruments to manage certain risks associated with commodity price volatility and underpin capital spending associated with certain assets. For full year 2020, Murphy will have an average of 48 thousand barrels of oil per day (MBOPD) hedged at an average price of $54.35 per barrel. Since fourth quarter 2019, Murphy has executed additional WTI fixed price swaps to hedge an additional 20 MBOPD for May and June 2020 at an average price of $26.45 per barrel, resulting in a total 65 MBOPD of volumes hedged for the months of May and June 2020 at an average price of $47.20 per barrel. For the month of April 2020, as well as July through December 2020, the company has 45 MBOPD of volumes hedged at an average price of $56.42 per barrel.
Additionally, subsequent to quarter end, Murphy entered into fixed price forward sales contracts for the delivery of 25 million cubic feet per day (MMCFD) at the AECO hub in Canada at an average price of C$2.62 per thousand cubic feet (MCF) for calendar year 2021.
Details for the current hedge positions can be found in the attached schedules.
REDUCING CAPTIAL EXPENDITURES AND IMPROVING COST STRUCTURE
As previously announced, in response to challenging macroeconomic conditions, the severe decline in commodity prices and reduced demand for crude oil and natural gas, Murphy lowered its 2020 planned capital expenditures to a midpoint of $780 million. Since April 1, the company has revised its budget a further $40 million down to a midpoint of $740 million, representing an approximate 50 percent decrease from the original capital guidance midpoint. For first quarter 2020, Murphy spent a total of $365 million, or approximately half of the company’s new 2020 budget, consisting of $345 million for CAPEX, excluding King’s Quay, and $20 million for exploration. Note that CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI).
In addition to lowering capital expenditures, the company continues to prudently and dynamically manage all expenses. Currently, Murphy is focusing on improving its operating cost structure and cash position, and is targeting $30 million to $40 million in reductions across operating expenses, along with approximately $50 million in lower cash G&A and related expenses in 2020. This includes the previously announced closing of two offices and meaningful executive salary and board compensation reductions. Further, we announced in April a 50 percent dividend reduction to $0.50 per share on an annualized basis.

REGIONAL OPERATIONS SUMMARY
North American Onshore
The North American onshore business produced approximately 95 MBOEPD in the first quarter.
Eagle Ford Shale - Production averaged 42 MBOEPD with 74 percent oil volumes in the first quarter. Murphy executed its first quarter wells as planned and brought online 10 Catarina wells and four Karnes wells with an average drilling and completion cost of $4.8 million per well. The company also participated in drilling 32 non-operated Karnes wells, with five completions planned for second quarter 2020 and the remainder deferred until 2021.
Tupper Montney - Natural gas production averaged 246 MMCFD for the quarter. For the first quarter, the company drilled four of the five planned wells, with all well completions delayed until 2021.
Kaybob Duvernay - First quarter production averaged 10 MBOEPD. Murphy brought online 11 wells during the quarter with strong gross 30-day initial production (IP30) rates averaging above 900 barrels of oil equivalent per day (BOEPD) and average liquids content of more than 80 percent. Drilling and completions costs continue to decrease, with the best well year-to-date at less than $6 million. With first quarter activity, the capital carry obligation with its partner is now complete.
Placid Montney - Produced 2 MBOEPD in the first quarter through Murphy’s non-operated position. As planned, four wells were brought online in the quarter.
Global Offshore
The offshore business produced 91 MBOEPD for the first quarter, comprised of 79 percent oil. This excludes production from discontinued operations and noncontrolling interest. Gulf of Mexico production in the quarter averaged 86 MBOEPD, consisting of 78 percent oil. Canada offshore production averaged 5 MBOEPD, comprised of 100 percent oil.
Gulf of Mexico - The A4 (Green Canyon 338) well is the first in the Front Runner rig program and came online in the first quarter. Murphy is evaluating near-field exploitation opportunities, as it encountered more than 250 feet of net pay in the well. The well has outperformed expectations with a gross peak rate of approximately 7 MBOEPD. Also during the quarter, Murphy completed the Neidermeyer Field (Mississippi Canyon 209) subsea repair.

Construction of the King’s Quay floating production system (FPS) continues to progress. Transaction documentation with ArcLight Capital Partners, LLC and other parties is moving forward, and Murphy expects to close the transaction in second quarter 2020.
Canada Offshore - As previously announced, non-operated Terra Nova is expected to remain offline for the year.
Southeast Asia - Brunei production was approximately 340 BOEPD for the quarter. These assets are classified as “held for sale” for financial reporting purposes.
EXPLORATION
Gulf of Mexico - Murphy is on track to spud the Mt. Ouray well (Green Canyon 767) in second quarter 2020 at an expected net cost of approximately $7 million. EnVen Energy Ventures, LLC as operator and a managed entity of Ridgewood Energy Company each hold 40 percent working interest, with Murphy owning the remaining 20 percent.
2020 PRODUCTION AND CAPITAL EXPENDITURE OUTLOOK
For the month of April 2020, production averaged approximately 179 MBOEPD, while approximately 7 MBOEPD was not produced due to curtailments and shut-ins primarily onshore. The company anticipates approximately 40 MBOEPD of production shut-ins and curtailments for the month of May, with the majority planned from offshore wells. These decisions are made each month based on current pricing, and therefore June production curtailments are unknown at this time. Given current market volatility and the potential for additional curtailments in the coming months, the company cannot accurately guide production for the full second quarter. Additionally, the company’s previous full year 2020 guidance should no longer be relied upon.
“Given the current industry turmoil, including shut-ins and curtailments across the sector, it is difficult to accurately forecast production volumes. However, if we assume NYMEX strip oil prices occur, we are confident that the combination of the King’s Quay transaction proceeds, hedge realizations, and lower CAPEX, operating and G&A costs will allow us to exit 2020 with a strong liquidity position. This enables us to methodically continue our cost reduction plans over the course of this year and next, so that we are better positioned to weather a possible long-term low commodity price environment,” commented Jenkins.

The table below illustrates the capital allocation by area.

2020 Revised $740 Million Capital Expenditure Guidance
Area	Percent of Total CAPEX
US Onshore	27
Gulf of Mexico	43
Canada Onshore	16
Exploration	8
Canada Offshore	3
Other	3

Approximately $70 million is remaining after first quarter 2020 for Eagle Ford Shale spending to bring online 11 operated and five non-operated wells. For the second quarter through fourth quarter 2020, less than $20 million of spending remains for Canada onshore to bring five operated wells and six non-operated wells online.

2020 Revised Onshore Wells Online
1Q 2020		2Q 2020	3Q 2020	4Q 2020	2020 Total
Eagle Ford Shale	14	11	0	0	25
Kaybob Duvernay	11	5	0	0	16
Tupper Montney	0	0	0	0	0
Non-Op Eagle Ford Shale	0	5	0	0	5
Non-Op Placid Montney	4	6	0	0	10
Note: Non-operated wells are shown gross. Eagle Ford Shale non-operated working interest averages seven percent.
Murphy has reduced its capital allocation to approximately $335 million for its offshore assets, with 94 percent planned for the Gulf of Mexico and the remaining six percent for Canada offshore. Revisions from the original plan include adjusting the three-well rig program at Front Runner to two wells with the third well deferred to a later date, no longer drilling or completing certain operated wells and non-operated projects, and shifting timing of other plans. Expenditures for the St. Malo waterflood and the Khaleesi / Mormont and Samurai projects are still planned for 2020. Canada offshore spending remains budgeted for development drilling.
Murphy has adjusted its 2020 exploration plans to a one-well non-operated program, deferring the two exploration wells in offshore Mexico to 2021. The revised budget is approximately $60 million, with $40 million remaining for 2020. Other capital of approximately $25 million supports corporate activities and Eastern Hemisphere field development expenditures.

RESPONSE TO COVID-19
The effects of COVID-19 have been dramatic and vast, impacting everything from the overall economy and global oil demand to personal interactions. Murphy is grateful to all the healthcare workers, first responders and volunteers fighting the virus on the front lines, and to its field employees and contractors who continue to operate safely.
Murphy quickly recognized the growing concern of COVID-19 overseas and initiated its Incident Management Team in the first quarter 2020. The team began monitoring the situation and establishing a strategy for the safety and wellbeing of its worldwide employees, while various departments collaborated in preparation for a possibly prolonged work-at-home scenario. In conjunction with government officials and health organizations advising citizens to stay at home in North America, the executive-level Crisis Management Team was activated, and all Murphy office employees began working remotely. Concurrently, the company implemented additional protocols across its field operations to ensure the safety of employees, contractors and the communities in which it works.
“We’re continually focused on the safety and health of our employees, partners and the communities in which we work, in addition to maintaining safe operations while ensuring business continuity. With gratitude, I would like to commend everyone for being flexible, supporting each other and showing resilience during this challenging time. Thank you as well to our incident and crisis teams for their outstanding planning and execution that has kept our employees and contractors safe, and to other internal groups for ensuring a smooth and stable transition for office employees to work remotely,” said Jenkins.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 7, 2020
Murphy will host a conference call to discuss first quarter 2020 financial and operating results on Thursday, May 7, 2020, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 21823514.

FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2020, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the second quarter 2020, are also included.
1With the close of the previously announced Gulf of Mexico transaction in the fourth quarter 2018, and in accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials will include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, will include the NCI, thereby representing only the amounts attributable to Murphy.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. It challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Bryan Arciero, bryan_arciero@murphyoilcorp.com, 281-675-9339
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2020	2019
Revenues and other income
Revenue from sales to customers	600,558	629,354
Gain on crude contracts	400,672	—
Gain on sale of assets and other income	2,498	1,192
Total revenues and other income	1,003,728	630,546
Costs and expenses
Lease operating expenses	209,148	131,696
Severance and ad valorem taxes	9,422	10,097
Transportation, gathering and processing	44,367	39,542
Exploration expenses, including undeveloped lease amortization	20,126	32,538
Selling and general expenses	36,772	63,360
Depreciation, depletion and amortization	306,102	229,406
Accretion of asset retirement obligations	9,966	9,340
Impairment of assets	967,530	—
Other (benefit) expense	(45,188)	30,005
Total costs and expenses	1,558,245	545,984
Operating (loss) income from continuing operations	(554,517)	84,562
Other income (loss)
Interest and other income (loss)	241	(4,748)
Interest expense, net	(41,097)	(46,069)
Total other loss	(40,856)	(50,817)
(Loss) income from continuing operations before income taxes	(595,373)	33,745
Income tax (benefit) expense	(91,533)	10,822
(Loss) income from continuing operations	(503,840)	22,923
(Loss) income from discontinued operations, net of income taxes	(4,862)	49,846
Net (loss) income including noncontrolling interest	(508,702)	72,769
Less: Net (loss) income attributable to noncontrolling interest	(92,598)	32,587
NET (LOSS) INCOME ATTRIBUTABLE TO MURPHY	(416,104)	40,182

(LOSS) INCOME PER COMMON SHARE – BASIC
Continuing operations	(2.68)	(0.06)
Discontinued operations	(0.03)	0.29
Net (loss) income	(2.71)	0.23

(LOSS) INCOME PER COMMON SHARE – DILUTED
Continuing operations	(2.68)	(0.06)
Discontinued operations	(0.03)	0.29
Net (loss) income	(2.71)	0.23
Cash dividends per Common share	0.25	0.25
Average Common shares outstanding (thousands)
Basic	153,313	173,341
Diluted	153,313	174,491

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2020	2019
Operating Activities
Net (loss) income including noncontrolling interest	(508,702)	72,769
Adjustments to reconcile net (loss) income to net cash provided by continuing operations activities:
Loss (income) from discontinued operations	4,862	(49,846)
Depreciation, depletion and amortization	306,102	229,406
Previously suspended exploration costs	97	13,251
Amortization of undeveloped leases	7,478	8,045
Accretion of asset retirement obligations	9,966	9,340
Impairment of assets	967,530	—
Deferred income tax (benefit) charge	(81,373)	15,589
Mark to market (gain) loss on contingent consideration	(59,151)	13,530
Mark to market (gain) loss of crude contracts	(358,302)	—
Long-term non-cash compensation	9,805	22,388
Net decrease (increase) in noncash operating working capital	107,827	(98,505)
Other operating activities, net	(13,482)	(18,770)
Net cash provided by continuing operations activities	392,657	217,197
Investing Activities
Property additions and dry hole costs	(354,834)	(270,338)
Property additions for King's Quay FPS	(21,296)	—
Net cash required by investing activities	(376,130)	(270,338)
Financing Activities
Borrowings on revolving credit facility	170,000	—
Debt issuance, net of cost	(613)	—
Early retirement of debt	(3,570)	—
Capital lease obligation payments	(168)	(160)
Withholding tax on stock-based incentive awards	(7,094)	(6,991)
Distributions to noncontrolling interest	(32,399)	(18,437)
Cash dividends paid	(38,392)	(43,398)
Net cash provided (required) by financing activities	87,764	(68,986)
Cash Flows from Discontinued Operations [1]
Operating activities	(1,202)	123,469
Investing activities	4,494	(26,438)
Financing activities	—	(2,547)
Net cash provided by discontinued operations	3,292	94,484
Cash transferred from discontinued operations to continuing operations	—	46,080
Effect of exchange rate changes on cash and cash equivalents	(3,298)	2,405
Net increase (decrease) in cash and cash equivalents	100,993	(73,642)
Cash and cash equivalents at beginning of period	306,760	359,923
Cash and cash equivalents at end of period	407,753	286,281
1 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2020	2019
Net (loss) income attributable to Murphy (GAAP)	(416.1)	40.2
Discontinued operations loss (income)	4.9	(49.8)
(Loss) income from continuing operations	(411.2)	(9.6)
Adjustments (after tax):
Impairment of assets	692.7	—
Mark-to-market (gain) loss on crude oil derivative contracts	(283.1)	—
Mark-to-market (gain) loss on contingent consideration	(46.7)	10.7
Foreign exchange (gains) losses	(4.0)	2.4
Inventory loss	3.8	—
Unutilized rig charges	2.8	—
Business development transaction costs	—	9.8
Write-off of previously suspended exploration wells	—	13.2
Total adjustments after taxes	365.5	36.1
Adjusted (loss) income from continuing operations attributable to Murphy	(45.7)	26.5

Adjusted (loss) income from continuing operations per average diluted share	(0.30)	0.15
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Adjusted (loss) income from continuing operations attributable to Murphy.  Adjusted (loss) income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted (loss) income is a non-GAAP financial measure and should not be considered a substitute for Net (loss) income as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net (loss) income and Adjusted (loss) income are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

(Millions of dollars)	Three Months Ended March 31, 2020
	Pretax	Tax	Net
Exploration & Production:
United States	775.8	(162.9)	612.9
Other International	39.7	—	39.7
Total E&P	815.5	(162.9)	652.6
Corporate:	(363.0)	75.9	(287.1)
Total adjustments	452.5	(87.0)	365.5

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019
Net (loss) income attributable to Murphy (GAAP)	(416.1)	40.2
Income tax (benefit) expense	(91.5)	10.8
Interest expense, net	41.1	46.1
Depreciation, depletion and amortization expense ¹	286.2	212.1
EBITDA attributable to Murphy (Non-GAAP)	(180.3)	309.2
Impairment of assets ¹	866.4	—
Mark-to-market (gain) loss on crude oil derivative contracts	(358.3)	—
Mark-to-market (gain) loss on contingent consideration	(59.2)	13.5
Accretion of asset retirement obligations	10.0	9.3
Discontinued operations loss (income)	4.9	(49.8)
Inventory loss	4.8	—
Foreign exchange (gains) losses	(4.7)	2.6
Unutilized rig charges	3.5	—
Business development transaction costs	—	12.5
Write-off of previously suspended exploration wells	—	13.2
Adjusted EBITDA attributable to Murphy (Non-GAAP)	287.1	310.5

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	17,071	13,497

Adjusted EBITDA per barrel of oil equivalents sold	16.82	23.01
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2020	2019
Net (loss) income attributable to Murphy (GAAP)	(416.1)	40.2
Income tax (benefit) expense	(91.5)	10.8
Interest expense, net	41.1	46.1
Depreciation, depletion and amortization expense [1]	286.2	212.1
EBITDA attributable to Murphy (Non-GAAP)	(180.3)	309.2
Exploration expenses	20.1	32.5
EBITDAX attributable to Murphy (Non-GAAP)	(160.2)	341.7
Impairment of assets ¹	866.4	—
Mark-to-market (gain) loss on crude oil derivative contracts	(358.3)	—
Mark-to-market (gain) loss on contingent consideration	(59.2)	13.5
Accretion of asset retirement obligations	10.0	9.3
Discontinued operations loss (income)	4.9	(49.8)
Inventory loss	4.8	—
Foreign exchange (gains) losses	(4.7)	2.6
Unutilized rig charges	3.5	—
Business development transaction costs	—	12.5
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	307.2	329.8

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	17,071	13,497

Adjusted EBITDAX per barrel of oil equivalents sold	17.99	24.44
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.
1 Depreciation, depletion, and amortization expense used in the computation of EBITDA and impairment of assets used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$511.5	(696.0)	500.8	116.2
Canada	89.7	(6.9)	126.8	7.5
Other	1.8	(52.3)	2.9	(28.3)
Total exploration and production	603.0	(755.2)	630.5	95.4
Corporate	400.7	251.4	—	(72.4)
Revenue/income from continuing operations	1,003.7	(503.8)	630.5	23.0
Discontinued operations, net of tax [2]	—	(4.9)	—	49.8
Total revenues/net income (loss) including noncontrolling interest	$1,003.7	(508.7)	630.5	72.8
Net income attributable to Murphy		(416.1)		40.2
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 Effective January 1, 2019, Malaysia was reported as discontinued operations.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED MARCH 31, 2020, AND 2019

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended March 31, 2020
Oil and gas sales and other operating revenues	$511.5	89.7	1.8	603.0
Lease operating expenses	178.2	30.6	0.3	209.1
Severance and ad valorem taxes	9.1	0.3	—	9.4
Transportation, gathering and processing	34.6	9.8	—	44.4
Depreciation, depletion and amortization	247.5	52.0	0.5	300.0
Accretion of asset retirement obligations	8.6	1.4	—	10.0
Impairment of assets	927.8	—	39.7	967.5
Exploration expenses
Dry holes and previously suspended exploration costs	0.1	—	—	0.1
Geological and geophysical	1.3	—	3.7	5.0
Other exploration	0.8	0.2	6.5	7.5
	2.2	0.2	10.2	12.6
Undeveloped lease amortization	5.1	0.2	2.2	7.5
Total exploration expenses	7.3	0.4	12.4	20.1
Selling and general expenses	3.7	4.4	1.6	9.7
Other	(45.7)	0.2	(1.2)	(46.7)
Results of operations before taxes	(859.6)	(9.4)	(51.5)	(920.5)
Income tax provisions (benefits)	(163.6)	(2.5)	0.8	(165.3)
Results of operations (excluding Corporate segment)	$(696.0)	(6.9)	(52.3)	(755.2)

Three Months Ended March 31, 2019
Oil and gas sales and other operating revenues	$500.8	126.8	2.9	630.5
Lease operating expenses	92.4	39.0	0.3	131.7
Severance and ad valorem taxes	9.8	0.3	—	10.1
Transportation, gathering and processing	31.6	7.9	—	39.5
Depreciation, depletion and amortization	163.9	59.5	1.0	224.4
Accretion of asset retirement obligations	7.8	1.5	—	9.3
Exploration expenses
Dry holes and previously suspended exploration costs	0.1	—	13.1	13.2
Geological and geophysical	0.5	—	5.5	6.0
Other exploration	1.2	0.1	4.0	5.3
	1.8	0.1	22.6	24.5
Undeveloped lease amortization	6.9	0.3	0.8	8.0
Total exploration expenses	8.7	0.4	23.4	32.5
Selling and general expenses	17.3	7.6	5.6	30.5
Other	30.6	0.2	0.3	31.1
Results of operations before taxes	138.7	10.4	(27.7)	121.4
Income tax provisions (benefits)	22.5	2.9	0.6	26.0
Results of operations (excluding Corporate segment)	$116.2	7.5	(28.3)	95.4
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2020	2019
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	10.47	12.92
Severance and ad valorem taxes	2.42	3.03
Depreciation, depletion and amortization (DD&A) expense	25.03	23.90

United States – Gulf of Mexico
Lease operating expense [1]	15.03	8.11
DD&A expense	16.58	14.39

Canada – Onshore
Lease operating expense	4.45	5.89
Severance and ad valorem taxes	0.06	0.06
DD&A expense	9.65	11.03

Canada – Offshore
Lease operating expense	19.53	17.43
DD&A expense	12.09	13.70

Total oil and gas continuing operations
Lease operating expense [2]	11.41	8.93
Severance and ad valorem taxes	0.51	0.68
DD&A expense	16.70	15.78

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	11.05	9.01
Severance and ad valorem taxes	0.55	0.75
DD&A expense	16.76	15.54
1 In 2020, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with a well workover at Cascade is $10.10.
2 In 2020, LOE per BOE excluding cost associated with a well workover at Cascade is $8.61.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2020	2019
Capital expenditures for continuing operations
Exploration and production
United States	245.4	205.5
Canada	108.2	95.7
Other	20.9	41.3
Total	374.5	342.5

Corporate	3.5	4.1
Total capital expenditures - continuing operations [1]	378.0	346.6

Charged to exploration expenses [2]
United States	2.2	1.8
Canada	0.2	0.1
Other	10.2	22.6
Total charged to exploration expenses - continuing operations	12.6	24.5

Total capitalized	365.4	322.1
1 Includes noncontrolling interest (NCI) capital expenditures of $10.3 million for the three months ended March 31, 2020. Also includes capital expenditures of $28.8 million for the three months ended March 31, 2020 associated with the Kings Quay project.
2 Excludes amortization of undeveloped leases of $7.5 million and $8.0 million for the three months ended March 31, 2020 and 2019, respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$407.8	306.8
Accounts receivable	597.2	426.7
Inventories	68.3	76.1
Prepaid expenses	50.6	40.9
Assets held for sale	88.4	123.9
Total current assets	1,212.4	974.3
Property, plant and equipment, at cost	8,956.3	9,969.7
Operating lease assets	797.3	598.3
Deferred income taxes	210.1	129.3
Deferred charges and other assets	29.7	46.9
Total assets	$11,205.8	11,718.5
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	554.6	602.1
Income taxes payable	19.4	19.0
Other taxes payable	13.5	18.6
Operating lease liabilities	109.5	92.3
Other accrued liabilities	155.3	197.4
Liabilities associated with assets held for sale	12.6	13.3
Total current liabilities	864.8	942.8
Long-term debt, including capital lease obligation	2,970.2	2,803.4
Asset retirement obligations	825.5	825.8
Deferred credits and other liabilities	550.7	613.4
Non-current operating lease liabilities	702.8	521.3
Deferred income taxes	193.6	207.2
Total liabilities	6,107.5	5,913.9
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	924.9	949.4
Retained earnings	6,159.8	6,614.3
Accumulated other comprehensive loss	(702.0)	(574.2)
Treasury stock	(1,691.7)	(1,717.2)
Murphy Shareholders' Equity	4,886.1	5,467.5
Noncontrolling interest	212.2	337.2
Total equity	5,098.3	5,804.6
Total liabilities and equity	$11,205.8	11,718.5

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended March 31,
Barrels per day unless otherwise noted		2020	2019
Continuing operations
Net crude oil and condensate
United States	Onshore	31,033	25,880
	Gulf of Mexico [1]	78,730	61,048
Canada	Onshore	6,833	6,457
	Offshore	5,138	7,928
Other		344	507
Total net crude oil and condensate - continuing operations		122,078	101,820
Net natural gas liquids
United States	Onshore	5,585	5,301
	Gulf of Mexico [1]	6,670	2,760
Canada	Onshore	1,401	1,093
Total net natural gas liquids - continuing operations		13,656	9,154
Net natural gas – thousands of cubic feet per day
United States	Onshore	31,962	29,279
	Gulf of Mexico [1]	81,950	19,575
Canada	Onshore	266,848	254,904
Total net natural gas - continuing operations		380,760	303,758
Total net hydrocarbons - continuing operations including NCI [2,3]		199,194	161,600
Noncontrolling interest
Net crude oil and condensate – barrels per day		(12,020)	(12,185)
Net natural gas liquids – barrels per day		(559)	(554)
Net natural gas – thousands of cubic feet per day [2]		(5,091)	(3,895)
Total noncontrolling interest		(13,428)	(13,388)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		185,767	148,212
Discontinued operations
Net crude oil and condensate – barrels per day		—	25,954
Net natural gas liquids – barrels per day		—	744
Net natural gas – thousands of cubic feet per day [2]		—	101,592
Total discontinued operations		—	43,630
Total net hydrocarbons produced excluding NCI [2,3]		185,767	191,842
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended March 31,
		2020	2019
Weighted average Exploration and Production sales prices [1]
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$46.46	$57.82
	Gulf of Mexico [2]	47.07	59.63
Canada [3]	Onshore	37.61	49.80
	Offshore	57.27	62.93
Other		65.55	67.90
Natural gas liquids – dollars per barrel
United States	Onshore	10.79	17.19
	Gulf of Mexico [2]	8.28	21.30
Canada [3]	Onshore	15.96	35.19
Natural gas – dollars per thousand cubic feet
United States	Onshore	1.85	2.87
	Gulf of Mexico [2]	2.01	2.54
Canada [3]	Onshore	1.62	2.15
1 Effective September 30, 2019, weighted average realized prices are reported excluding transportation, gathering and processing costs. Comparative periods are conformed to current presentation.
2 Prices include the effect of noncontrolling interest share for MP GOM.
3 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF MAY 5, 2020

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$56.42	4/1/2020	4/30/2020
United States	WTI	Fixed price derivative swap	65,000	$47.20	5/1/2020	6/30/2020
United States	WTI	Fixed price derivative swap	45,000	$56.42	7/1/2020	12/31/2020

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	4/1/2020	12/31/2020
Montney	Natural Gas	Fixed price forward sales at AECO	25	C$2.62	1/1/2021	12/31/2021
1 West Texas Intermediate